  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 29, 2019 (August 27, 2019)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 2.01.    Completion of Acquisition or Disposition of Assets.

On August 27, 2019, Laureate I, B.V. (the “Seller”), a Netherlands company and indirect wholly owned subsidiary of Laureate Education, Inc. (the “Company”), and Can Uluslararasi Yatirim Holding A.Ş. (the “Purchaser”), a Turkish company, executed and closed a Sale and Purchase Agreement (the “Turkey SPA”). Pursuant to the Turkey SPA, the Purchaser purchased from the Seller 100% of the share capital of Education Turkey B.V. (“ET”), a private limited liability company incorporated under the laws of the Netherlands. ET and certain of its direct and indirect subsidiaries and affiliates together have the right to appoint a majority of the Trustees of Bilgi Eğitim ve Kültür Vakfı (“Bilgi Foundation”). Bilgi Foundation is the sponsor of Istanbul Bilgi University (“Bilgi”), an institution located in Turkey that the Company previously consolidated under the variable interest entity model. As a result of the closing of the Turkey SPA on August 27, 2019, the Company no longer consolidates Bilgi.

The total purchase price was $90 million, which consisted of cash proceeds of $75 million and deferred purchase price of $15 million in the form of an instrument payable one year after closing. The deferred purchase price carries no stated interest rate.

ET, its direct and indirect subsidiaries, and Bilgi are collectively referred to hereafter as "Laureate Turkey."

The foregoing description of the Laureate Turkey transaction does not purport to be complete and is qualified in its entirety by reference to the Turkey SPA, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The disposition of Laureate Turkey constituted a significant disposition for purposes of Item 2.01 of Form 8-K, as Laureate Turkey met the significant subsidiary income test for 2018. Accordingly, the pro forma financial information required by Item 9.01 is included at the end of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may include certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “seek,” “intend,” “expect” or similar expressions that concern the Company’s strategy, plans or intentions. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Item 9.01.    Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The following financial information is included at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019.

(d)   Exhibits.

Exhibit No.	Exhibit Description
2.1#	Share Purchase Agreement relating to all the shares in the capital of Education Turkey B.V.

#    Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Sean P. Mulcahy
Name:	Sean P. Mulcahy
Title:	Vice President, Assistant General Counsel

Date: August 29, 2019

Pro Forma Financial Information.

The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the disposition of Laureate Turkey. These pro forma financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q and 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 presents our condensed consolidated financial position giving pro forma effect to the disposition of Laureate Turkey as if it had occurred on June 30, 2019. Unaudited pro forma consolidated statements of operations are omitted since no pro forma adjustments are applicable and Laureate Turkey was previously classified as a discontinued operation in the historical consolidated financial statements. These pro forma financial statements should be read in connection with the Company’s historical consolidated financial statements for the year ended December 31, 2018, which were included in the Form 10-K filed on February 28, 2019 and the Company's historical consolidated financial statements for the six months ended June 30, 2019, which were included in the Quarterly Report on Form 10-Q filed on August 8, 2019. In those historical consolidated financial statements, the entities included in this disposition were classified as discontinued operations for all periods presented.
The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet - Unaudited

IN THOUSANDS, except per share amounts

	June 30, 2019
	Laureate Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$236,412	$73,647	(a)	$310,059
Restricted cash	188,938	—		188,938
Receivables:
Accounts and notes receivable	531,390	—		531,390
Other receivables	13,943	15,000	(b)	28,943
Allowance for doubtful accounts	(177,167)	—		(177,167)
Receivables, net	368,166	15,000		383,166
Other current assets	327,343	(85,558)	(c)	241,785
Total current assets	1,120,859	3,089		1,123,948
Property and equipment:
Land, leasehold improvements and construction in-progress	615,839	—		615,839
Buildings	668,619	—		668,619
Furniture, equipment and software	1,013,347	—		1,013,347
Accumulated depreciation and amortization	(1,059,335)	—		(1,059,335)
Property and equipment, net	1,238,470	—		1,238,470
Operating lease right-of-use assets, net	937,884	—		937,884
Goodwill	1,737,455	—		1,737,455
Tradenames and other intangible assets, net	1,136,724	—		1,136,724
Other non-current assets	920,396	(36,722)	(c)	883,674
Total assets	$7,091,788	$(33,633)		$7,058,155
Liabilities and stockholders’ equity
Current liabilities:
Other current liabilities	$1,205,486	$(19,996)	(c)	$1,185,490
Total current liabilities	1,205,486	(19,996)		1,185,490
Long-term operating leases, less current portion	862,369	—		862,369
Long-term debt and finance leases, less current portion	1,222,142	—		1,222,142
Other long-term liabilities	682,215	(4,209)	(c)	678,006
Total liabilities	3,972,212	(24,205)		3,948,007

Redeemable noncontrolling interests and equity	12,493	—		12,493
Stockholders’ equity:
Total Laureate Education, Inc. stockholders’ equity	3,118,214	(9,428)	(d)	3,108,786
Noncontrolling interests	(11,131)	—		(11,131)
Total stockholders’ equity	3,107,083	(9,428)		3,097,655
Total liabilities and stockholders’ equity	$7,091,788	$(33,633)		$7,058,155

Notes to Unaudited Pro Forma Condensed Financial Information

(a)	Represents the estimated cash proceeds received, net of transaction costs.

(b)
Represents the undiscounted deferred purchase price totaling approximately $15 million to be received by the Seller on the first anniversary of the transaction closing date, as prescribed in the Turkey SPA. This deferred purchase price is expected to be discounted upon finalization of the accounting for the disposition.

(c)
Represents the elimination of the assets and liabilities associated with the disposition of Laureate Turkey. As of June 30, 2019, total assets and total liabilities included in the disposition were classified as "held for sale" in the Form 10-Q filed on August 8, 2019.

(d)
Represents the net effect of the removal of the disposed net assets, offset by the net proceeds received, had the transaction closed on June 30, 2019. The estimated loss is subject to finalization and is not included as an adjustment to unaudited pro forma consolidated income statement as this amount will be included in the consolidated income statement of the Company within the next calendar year following the disposition and is not expected to have a continuing effect on the Company’s operations.